EXHBIT 10.1

                 EMPLOYMENT AND SEVERANCE AGREEMENT AND RELEASE

      This AGREEMENT is entered into by and between PhotoWorks, Inc. (the "Company"), and Gary Christophersen ("Employee"), to be effective as provided herein.

WHEREAS, the Company employs Employee as its President and Chief Executive Officer, and Employee is on the Company's Board of Directors and serves as its Chairman; and

WHEREAS, the Company has informed the Employee it is seeking a successor to Employee to serve as President and Chief Executive Officer; and

WHEREAS, the Company desires that Employee remain in the position of President and Chief Executive Officer until a successor is located and that Employee assist in the transition of his duties to the successor, and Employee is willing to do so; and

WHEREAS, the Company and Employee desire to terminate the employment relationship on amicable grounds and Employee desires to obtain the severance benefits provided for herein, to which Employee is not otherwise entitled; the parties therefore agree as follows:

1. Title. Employee shall retain the title of President and Chief Executive Officer until a successor is appointed ----- by the Board of Directors of the Company.

2. Duties. While serving as Chief Executive Officer, Employee shall report directly to the Board of Directors of the Company and perform those duties that are customary for the position of Chief Executive Officer of a public company. Thereafter, Employee shall cooperate and assist in a transition of his present duties to the successor, assist the Company in achieving its strategic goals and business plan, and perform such other and further duties as may be reasonably requested of Employee by the Board of Directors or its designee; provided that such other and further duties shall be of a nature and level of responsibility appropriate for an executive level employee. Employee shall at all times during his employment comply with all applicable laws and all policies of the Company, and exercise his best efforts and act in furtherance of the Company's interests.

3. Term and Termination. Employee agrees to continue serving in the capacity of President and Chief Executive Officer until the earlier of the appointment of a successor to such position, or September 30, 2003. If a successor is appointed prior to September 30, 2003, Employee shall remain in the employ of the Company and perform the duties specified in paragraph 2 above until September 30, 2003. Employee agrees that he shall resign his employment with the Company effective September 30, 2003 (the "Resignation Date"). At the election of the Board of Directors, Employee may be relieved of his duty to continue providing services through the Resignation Date, but in such event, Employee shall remain an employee of the Company and be entitled to compensation and benefits as specified in paragraph 5 through the Resignation Date. The Company shall have the right to terminate this Agreement in the event of a material breach by Employees of his duties hereunder, provided Employee shall be given notice of the breach and a reasonable opportunity to cure if the breach is curable.


Severance Agreement and Release - 1
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4. Time Commitment of Employee. Through September 30, 2003, Employee shall continue to commit a similar number of hours to his duties as he has over the past year.

5. Compensation During Employment. Employee shall be paid a salary of $162,000 per year, pro rata and less lawfully required withholdings, from the Effective Date of this Agreement through the Resignation Date, provided that Employee performs his duties hereunder for such period. During said period, Employee will continue to be eligible for all benefits and perquisites made available by the Company to its executive level employees. All entitlement to ongoing compensation, benefits, and other remuneration shall cease on the Resignation Date unless otherwise expressly specified herein. On the first regular payroll date after the Resignation Date, Employee will be paid all accrued but unpaid compensation earned through the Resignation Date, and will be paid for Employee's accrued but unused vacation time and personal time, which the parties agree are equal to 332.47 vacation hours and 16.05 personal hours as of May 31, 2003.

6. Severance Benefits. In consideration of the representations, promises and covenants of Employee herein, each of which are acknowledged by Employee to be a material inducement to the Company to enter into this Agreement and to provide the consideration to which Employee is not otherwise entitled, Employee shall be provided the following severance benefits, subject to (i) Employee performing his duties hereunder through the Resignation Date or such earlier Date as the Board of Directors shall notify Employee in writing that he is relieved from providing further services hereunder; and (ii) Employee timely executing, delivering and not revoking a release of claims in the form attached as Exhibit A hereto (the "Release").

      A. Employee shall be paid severance in the total amount of one hundred thousand dollars ($100,000.00), less lawfully required withholdings. Fifty thousand dollars ($50,000) of this amount will be paid on the first regular pay date in October 2003, and the remaining fifty thousand ($50,000) of this amount will be paid on the first regular pay date in January 2004. Until such time as the Company makes the second payment of fifty thousand dollars, Employee will continue to receive health benefits under the Company's health plan. The Company retain the option to pay the second payment at an earlier date.

      B. Employee shall be eligible for a bonus calculated in accordance with bonus plan for executive employees as adopted on May 30, 2003 by the Board of Directors for the fiscal year ending September 30, 2003, Employee's bonus under the to be developed bonus plan shall be calculated as if he remained employed in the capacity of President and Chief Executive Officer through September 30, 2003. The bonus, less lawfully required withholdings, shall be paid to Employee at the same time bonuses under the plan are paid to other executive level employees, but no later than November 30, 2003.

      C. Contingent on Employee remaining in the employ of the Company, Employee's previously granted but as yet unvested stock options shall continue to vest through the Resignation Date. Thereafter, Employee's stock options shall continue to vest during the period Employee remains a Director of the Company to the extent provided by the plan(s) under which such stock options were granted. Employee's right to exercise vested stock options after his employment ends and/or after he ceases to be a Director of the Company shall be governed exclusively by the applicable stock option plan(s) and any stock option agreement(s) and stock option grant(s).


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7. Board Membership. Employee agrees to continue to serve as a Director of the
Company. After the Resignation Date, Employee shall be compensated for his services as a Director on the same basis as other outside Directors of the Board performing similar duties.

8. Release of Claims. Employee expressly waives and releases the Company, its officers, agents, employees, directors, successors, assigns, parents, subsidiaries and affiliated entities (the "Released Parties") from and against any and all claims, causes of action, liability and damages employee has or may have against the Released Parties, asserted or unasserted, known or unknown, arising from or in any way relating to employee's employment or the termination of such employment through the Effective Date of this release, including without limitation, common law claims for breach of contract and/or torts, and claims under any law, statute, ordinance or regulation of the United States and any state, county, municipality or other governmental entity, specifically including Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act, the Health Insurance Portability Protection Act, the Washington Law Against Discrimination, any and all other laws regarding civil rights, and any other legal limitation on the employment relationship. Employee agrees that he is entitled to no further compensation or consideration from the Company after the Resignation Date except as expressly provided in this Agreement. The parties agree that nothing herein is intended to affect Employee's rights with respect to his vested balance in the PhotoWorks 401(k) Plan.

9. Confidential Information, Non-Competition.

      A. Employee agrees to not use or disclose any Confidential Information of the Company. Confidential Information is information not known to the general public and includes, without limitation, trade secrets, plans, programs, source and object codes, specifications, drawings, diagrams, schematics, formulae, product designs and concepts, reports, studies, technical know-how, methods, customer and supplier lists, customer requirements, price lists and policies, budgets, projections, bids, costs, financial reports, financing materials, training programs and manuals, and sales and marketing programs, materials, plans, and strategies.

      B. Employee agrees that during his employment by the Company and for six months thereafter, and, if longer, while Employee serves as a Director of the Company, Employee will not in any capacity (including without limitation, as an employee, officer, agent, director, consultant, owner, shareholder, partner, member or joint venture) directly or indirectly, whether or not for compensation, engage in or assist others to engage in any business that is, or is preparing to be, in competition with the Company's business of film processing and any and all other businesses in which the Company is engaged or demonstrably prepared to be engaged at the conclusion of the period in which Employee provides services to the Company. Employee agrees that this prohibition extends to any country in which the Company conducts business.


Severance Agreement and Release - 3

10. Nondisparagement. Employee agrees to refrain from making any type of negative or disparaging comments about, or in any way casting in an unfavorable light, the business operations or conduct of the Company and its past or present directors, officers, employees, representatives, and agents. The Company agrees to direct its officers and executive employees refrain from making or authorizing any type of negative or disparaging comments about, or in any way casting in an unfavorable light, the conduct or performance of Employee. The Company shall timely issue a public announcement stating that Employee resigned from the Company.

11. Confidentiality. Each party shall maintain in confidence and not disclose the existence of or specific terms --------------- included in this Agreement, except to the extent required to obtain tax, accounting or legal advice, to the extent disclosure is compelled by legal process, or to the extent disclosure is compelled by applicable law (e.g., complying with securities law disclosure requirements).

12. Binding Effect. Employee's rights, duties, and release of claims hereunder inure to and will bind employee's heirs, successors, and assigns, and will benefit the Company and its successors and assigns. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or to any other right or provision.

13. Governing Law; Venue. This Agreement will be governed by the laws of the State of Washington without regard to its conflicts of laws rules to the contrary. The parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts sitting in King County, Washington for all matters and actions arising under or relating to this Agreement, employee's employment, and the termination thereof. The prevailing party in any such action shall be entitled to reasonable attorney's fees and costs incurred in connection with such litigation.

14. Severability. No term hereof shall be construed to limit or supercede any other right or remedy of the Company under applicable law with respect to the protection of trade secrets or otherwise. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of the Agreement shall not be affected.

15. Final Agreement. This Agreement represents the final agreement of the parties as to all matters addressed herein and supercedes all previous agreements, negotiations, and discussions by the parties regarding the subject matters addressed herein.

16. Knowing and Voluntary Waiver of Rights. Employee is hereby advised that this Agreement affects his legal rights. Employee acknowledges he has had the opportunity to consult with legal counsel of his choosing prior to executing this Agreement, and has either done so or elected to proceed without counsel. Employee is hereby advised that he is waiving legal rights under the Age Discrimination in Employment Act by executing this Agreement, which Act requires that Employee be advised to consult an attorney prior to executing this Agreement. Employee has 21 days in which to consider this Agreement, but may sign and return it sooner if Employee so elects. This Agreement can be revoked by Employee for seven days after it is executed by employee, by written notice of revocation delivered to the Company's offices. The severance benefits provided for herein are offered individually to employee and are not part of any group program or plan.


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

17. Effective Date. This Agreement shall be effective seven days after the date executed by Employee and delivered to the Company (the "Effective Date").

PhotoWorks, Inc.


By: /s/Matt Kursh
    -------------------
    Matt Kursh
Its:   Board Member
Dated: 6/13/2003__

Employee:


/s/ Gary Christophersen
-----------------------
Gary Christophersen
Dated: 6/13/2003__


Severance Agreement and Release - 5

EXHIBIT A: FINAL RELEASE OF CLAIMS

Employee expressly waives, and releases PhotoWorks, Inc. ("Company"), its officers, agents, employees, directors, successors, assigns, parents, subsidiaries and affiliated entities (the "Released Parties") from and against, any and all claims, causes of action, liability and damages Employee has or may have against the Released Parties, asserted or unasserted, known or unknown, arising from or in any way relating to Employee's employment or the termination of such employment through the Effective Date of this release, including without limitation, common law claims for breach of contract and/or torts, and claims under any law, statute, ordinance or regulation of the United States and any state, county, municipality or other governmental entity, specifically including Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act, the Health Insurance Portability Protection Act, the Washington Law Against Discrimination, any and all other laws regarding civil rights, and any other legal limitation on the employment relationship. Employee agrees that he is entitled to no further compensation or consideration from the Company after the date of this Final Release except as expressly provided in the Employment and Severance Agreement and Release entered into by Employee and the Company ("Agreement").

Employee represents that he has not filed any complaints, charges, or lawsuits against the Released Parties with any governmental agency or court, and agrees that he will not file any complaint, charge, or lawsuit in the future asserting a claim he is releasing under this Final Release; provided that this covenant shall not preclude Employee from exercising any non-waiveable legal right he may have to file a charge with the Equal Employment Opportunity Commission, but Employee acknowledges and agrees that he has waived any and all rights to receive monetary compensation in connection with the resolution or ultimate disposition of such charge or any related legal proceeding.

Employee acknowledges that he is executing this Final Release in exchange for and as a condition of receiving the consideration set forth in the Agreement.

Employee is hereby advised that he is waiving legal rights under the Age Discrimination in Employment Act by executing this Agreement, which Act requires that Employee be advised to consult an attorney prior to executing this Agreement. Employee has 21 days in which to consider this Agreement, but may sign and return it sooner if Employee so elects. This Agreement can be revoked by Employee for seven days after it is executed by Employee, by written notice of revocation delivered to the Company's offices. The severance benefits provided for herein are offered individually to Employee and are not part of any group program or plan.

This Agreement shall be effective seven days after the date executed by Employee and delivered to the Company.

Employee:                                    Dated:
          ----------------------------              ------------------------
          Gary Christopherson


Exhibit A - Release